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           As filed with the Securities and Exchange Commission on June 30, 2003
                               Investment Company Act of 1940 File No. 811-08067

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

          Registration Statement under the Investment Company Act Of 1940    (X)

                                  Amendment No. 9                            (X)

                              WT INVESTMENT TRUST I
               (Exact Name of Registrant as Specified in Charter)

                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Address of Principal Executive Offices (Zip Code)

       Registrant's telephone number, including area code: (800) 254-3948

                               Robert J. Christian
                            Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Name and Address of Agent for Service of Process)

                     Please send copy of communications to:

                            Joseph V. Del Raso, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103

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                                EXPLANATORY NOTES

This Amendment No. 9 to Registrant's Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

WT Investment Trust I (the "Trust") is comprised of 25 series. This Amendment relates only to the (i) Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series (the "Quantitative Series"), (ii) Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series and Small Cap Multi-Manager Series (the "Multi-Manager Series"), and (iii) Short-Term Income Series of the Trust (each a "Series" and, collectively, the "Series") and does not affect the registration of any other series of the Registrant.

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                              WT INVESTMENT TRUST I

                          Large Cap Quantitative Series
                           Mid Cap Quantitative Series
                          Small Cap Quantitative Series
                         Large Cap Multi-Manager Series
                          Mid Cap Multi-Manager Series
                         Small Cap Multi-Manager Series
                            Short-Term Income Series

                                     PART A

Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

INVESTMENT OBJECTIVE

The investment objective of each of the Quantitative Series and Multi-Manager Series is to achieve long-term capital appreciation. The investment objective of the Short-Term Income Series is to preserve capital and provide current income.

Each Series' investment objective may be changed without shareholder approval, upon 60 day's written notice. Additional information about the investment policies of each Series appears in Part B of this Amendment. There is no guarantee that a Series will achieve its investment objective.

PRINCIPAL INVESTMENT STRATEGIES

QUANTITATIVE SERIES

The Large Cap Quantitative Series invests at least 80% of its assets in equity securities of large capitalization, U.S. based companies included in the S&P 500 Index.

The Mid Cap Quantitative Series invests at least 80% of its assets in equity securities of mid capitalization, U.S. based companies included in the S&P MidCap 400 Index.

The Small Cap Quantitative Series invests at least 80% of its assets in equity securities of small capitalization, U.S. based companies included in the S&P SmallCap 600 Index.

The benchmark indices for each of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series are the S&P 500 Index, S&P MidCap 400 Index and S&P Small Cap 600 Index, respectively (each a "Respective Index").

The investment adviser determines what is the recommended allocation of a Series' assets with respect to "growth" style securities (as represented by a Series' Respective Barra Growth Index, ) and "value" style securities (as represented by a Series' Respective Barra Value Index). The investment adviser intends to allocate at least 20% of a Series' assets into each of the growth style and value style.

When making these asset allocation determinations, the investment adviser considers, among other things, its expectation for the performance of the U.S. economy and securities markets in light of projected growth trends in the U.S. economy, relative valuation levels and volatility in the equity market, the outlook and projected growth of

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various industrial sectors, and information relating to business cycles. The investment adviser has the flexibility to reallocate the Series' assets between a growth weighted portfolio or a value weighted portfolio based on the investment adviser's ongoing analyses of the equity markets, although these tactical shifts are not expected to normally be a large percentage of the Series assets nor occur more frequent than monthly. The investment adviser or sub-adviser may purchase one or more exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which tracks a securities market index of companies large capitalization companies, mid capitalization companies and small capitalization companies on behalf of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series, respectively, i.e. iShares, SPDRS (except for the Small Cap Quantitative Series) or Vipers.

Based on the investment adviser's allocation, Parametric Portfolio Associates ("PPA"), the sub-adviser to each of the Series, uses a "quantitative" approach to build a portfolio in accordance with the investment adviser's allocation decisions. Unlike "active" managers, the sub-adviser does not try to substantially outperform the indices nor does the sub-adviser seek temporary or defensive positions when markets decline or appear overvalued. Each Series may use derivative instruments, primarily for liquidity, risk management or hedging purposes. The sub-adviser does not routinely make judgments about the investment merit of a particular security or apply traditional economic, financial or market analysis.

PPA invests in a representative sample of securities in a Series' Respective Index weighted to reflect the investment adviser's style allocation. This essentially means building the portfolio with a growth portion based on the Respective Barra Growth Index and a value portion based on the Respective Value Index. PPA expects that each "portion of the portfolio" will have, in the aggregate, investment characteristics (such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the corresponding Barra Index. It is not expected that a Series will hold all of the securities that are included in its Respective Index or its component Barra Indices; however, the Large Cap Quantitative Series will usually hold 200 to 350 of those securities, the Mid Cap Quantitative Series will usually hold 150 to 300 of those securities, and the Small Cap Quantitative Series will usually hold 250 to 450 of those securities.

The performance of a Series and its respective benchmark index will vary due to transaction costs, market impact, portfolio expenses, corporate actions (such as mergers and spin-offs), timing variances and the investment adviser's allocation between growth and value styles. The return for each of the growth portion and the value portion of the portfolio is intended to correlate closely with the return of its corresponding Barra Index by selecting a portion of the stocks represented in the index using proprietary quantitative techniques developed by PPA. The sub-adviser also uses these techniques to make sell decisions. Each Series is designed to have a portfolio with similar characteristics to those of its Indices, including such measures as dividend yield, price-to-earnings ratio, relative volatility, economic sector exposure, growth or value characterizations, return on equity and market price-to-book value ratio. Notwithstanding these strategies, there is no assurance that a Series' investment performance will equal or approximate that of its Respective Index.

MULTI-MANAGER SERIES

The Large Cap Multi-Manager Series invests at least 80% of its assets in a diversified portfolio of the following U.S. equity (or related) securities:

     - common stock of U.S. corporations that have that have a market capitalization at least equal to that of the smallest company in the S&P 500 Index ("large cap company"), at the time of purchase;

     - exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of large cap companies, e.g. iShares, SPDRs, Vipers; and

     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of large cap companies.

The Mid Cap Multi-Manager Series invests at least 80% of its assets in a diversifed portfolio of the following U.S. equity (or related) securities:

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     -   common stocks of U.S. corporations that have a market capitalization between the smallest and largest company in the S&P MidCap 400 Index ("mid cap company"), at the time of purchase;

     - exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of mid cap companies, e.g. iShares, SPDRs, Vipers; and

     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of mid cap companies.

The Small Cap Multi-Manager Series invests at least 80% of its assets in a diversified portfolio of the following U.S. equity (or related) securities:

     - common stocks of U.S. corporations that have a market capitalization less than the largest company in the S&P SmallCap 600 Index ("small cap company"), at the time of purchase;

     - exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of small cap companies, e.g. iShares, Vipers; and

     - options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of small cap companies.

Although each Series maintains liquidity reserves (i.e. cash awaiting investment or held to meet redemption requests), a Series may expose these reserves to the performance of one or more equity markets, usually by use of stock index futures contracts and options on such futures contracts, as well as exchange traded and over the counter options, and equity index swaps to attempt to hedge actual or anticipated investment securities positions.

As a temporary or defensive policy, a Series may invest up to 100% of its assets in high quality money market instruments and other short-term debt instruments. The result of this action may be that a Series will be unable to achieve its investment objective. Each Series may also use other strategies and engage in other investment practices, which are more fully described in Part B.

         ADVISER ALLOCATION

Each of the Series employs a multi-manager approach, relying on several sub-advisers with differing investment philosophies to manage a portion of a Series' assets under the general supervision of RSMC. RSMC may allocate a portion of a Series' assets (up to 60%) to shares of exchange traded funds or "ETFs" whose underlying investments are consistent with the Series' investment objective. RSMC will allocate the balance of the Series' assets between or among the sub-advisers. When making these allocation decisions, the investment adviser considers, among other things, its expectation for the performance of the U.S. economy and securities markets in light of projected growth trends in the U.S. economy, relative valuation levels and volatility in the equity market, the outlook and projected growth of various industrial sectors, and information relating to business cycles.

This approach allows the investment adviser to allocate assets between or among sub-advisers that employ growth oriented stock selection or value oriented stock selection. Each sub-adviser uses its own investment approach and strategy to achieve a Series' investment objective.

Each Series' multi-manager arrangement is expected to reduce volatility by utilizing several investment approaches, a strategy used by many institutional investors. The multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has a different investment approach, the performance of one sub-adviser is expected to offset the impact of another sub-adviser's performance, regardless of the market cycle. The successful performance of a sub-adviser will be diminished by the less successful performance of the other sub-adviser. There can be no guarantee that the expected advantage of the multiple sub-adviser technique will be achieved.

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         SUB-ADVISERS TO THE LARGE CAP MULTI-MANAGER SERIES

         ARMSTRONG SHAW ASSOCIATES, INC.

ASA employs a large capitalization, absolute value investment philosophy. The sub-adviser invests in securities where a rigid cash flow or asset value analysis determines that a company's stock is selling at a substantial discount to its intrinsic value. Establishing this intrinsic value is critical to ASA's methodology. While the level of the overall market or trends in numerous economic factors may affect the timing in which ASA's perceived value is recognized, these considerations are not the basis for its investments. Rather, ASA has a classic bottom-up, company-by-company view of investing.

Inherent in ASA's absolute value approach is its objective to minimize downside risk. To further this aim, ASA screens for companies with proven track records, strong balance sheets and large capitalizations. The sub-adviser's minimum investment time horizon is 18 to 24 months. At any point in time, ASA may have investments in as many as 30 to 40 securities in the portfolio managed for the Series. ASA feels constant monitoring of these positions with regular discussions with management to be a crucial part of its portfolio management. Additionally, approximately 100 other companies are followed on a watch list for future investment.

In conjunction with ASA's view that market timing is generally an unrewarding exercise, the firm has predetermined buy and sell levels for each security it owns. These target points help ASA to avoid the emotional excesses of the market with respect to the Series' investments.

         MONTAG & CALDWELL, INC.

The Investment Policy Group (or IPG, which consists of all portfolio managers and analysts) works as a team by using a bottom-up stock selection process. The identification of appropriate stocks for consideration begins with screening a database of 9000 common equity securities for market capitalization of at least $3 billion and a minimum 10% historical secular earnings growth rate. The resultant universe of approximately 500 common stocks is then subject to a proprietary earnings and valuation models. Analyst judgment based on qualitative factors and strong financial characteristics further narrow the universe to a select list of approximately 150 names. Analysts follow these stocks closely, regularly evaluating their valuation and relative earnings growth. A position is initiated in a stock that is trading at a discount (normally 10-25%) to the estimate of its intrinsic value. This value is computed using a modified dividend discount model that incorporates their analysts' assumptions for normalized earnings, secular earnings growth rate (minimum 10%, maximum 20%), dividend payout ratio, and a stock specific risk adjusted discount rate. The valuation model is a dynamic process in which the earnings base is adjusted each quarter. In addition, the fundamental attributes that contribute to the risk adjusted discount rate are re-evaluated annually for each security and more frequently if market, industry, or specific company issues so demand. The valuation model is updated daily and published every two weeks. Above median relative earnings growth is considered to be the catalyst driving share price appreciation. This measure is determined by comparing estimated and historical six-month annualized earnings growth to a benchmark and subsequently ranking companies by decile. Analyst judgment based on fundamental analysis that includes thorough due diligence of company and industry fundamentals is the final arbiter in determining candidates to be presented to the IPG for investment consideration and potential inclusion in the growth model portfolio of 30 to 40 issues.

If a company's results remain consistent with the firm's forecast, M&C could hold the position for a number of years. Average annual turnover is normally 30 to 40 percent. A holding will be reviewed for probable sale when it reaches M&C's target price ratio, which is normally 120% of the determination of its fair value. Trimming the position, rather than total sale, might be the decision in the case of a high-growth company with rapidly compounding earnings. Stocks are also sold when experiencing weakening earnings momentum, or underperforming the market. Any significant earnings disappointment will trigger an immediate review of the holding and a decision to "add or sell." Since the investment policy centers on positive earnings momentum within a six-month period, "add or sell" decisions are made within that framework. This time frame may be extended for one quarter out to nine months, in order to capture exceptionally good value occurring just prior to restored earnings momentum. Unless there is visible earnings growth for the next six-nine months and the valuation is attractive enough to justify adding positions, a position will be sold on earnings disappointments. A position will also be reduced when it exceeds 5% of the equity portion of a portfolio.

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         SUB-ADVISERS TO THE MID CAP MULTI-MANAGER SERIES

         BENNETT LAWRENCE MANAGEMENT, LLC

BLM employs a mid cap growth investment strategy investing in competitively advantaged companies benefiting from major economic trends. The sub-adviser believes that growth opportunities can be found in companies within market sectors where strong demand trends and a rapid rate of growth are evident relative to other market sectors.

In seeking competitively advantaged companies that participate in the fastest growing markets, BLM's investment management team thoroughly researches each company in which it invests. Its primary research includes discussions with the management of the company and its competitors, suppliers and customers. At any time, BLM may invest in 25-35 securities concentrated in those sectors which BLM believes to be the fastest growing economic sectors. By not having exposure to all sectors or industries within the economy, BLM expects its portfolio managed on behalf of the Series to be more volatile than broad market indexes. Ongoing discussions with company management and other industry sources as well as limits on individual position weightings are important factors in risk control.

         EUBEL BRADY AND SUTTMAN ASSET MANAGEMENT, INC.

EBS follows a domestic value strategy to investing. In implementing its investment strategy, EBS attempts to identify great businesses, which are operated by excellent management teams. EBS strategy is a fundamental approach that attempts to choose companies traditionally classified as "value" while not excluding growing companies if their price is attractive relative to other fundamental measures. The companies in which EBS invests will typically have a relatively low price-to-earnings, price-to-book, and price-to-cash flow ratios.

EBS begins its stock selection process with a universe of more than 1,000 domestic companies, and initially screens these companies based on traditional measures of valuation such as price-to-earnings, priceto-book, and price-to-cash flow ratios "price-to" ratios. In the initial phases of its stock selection process, EBS also analyzes published annual and quarterly reports, 10K's, and other public information. More in-depth analysis follows EBS's initial screening with the use of data services, such as Compustat PC Plus. Based on this analysis, EBS identifies companies which it believes have good value and then classifies such companies as either a pricing anomaly or a core holding. Core holdings are higher quality businesses with long-term growth prospects. At times, both core and anomaly holdings are held. Once a company has been identified for potential investment by EBS's research team, that company is presented to EBS's Investment Policy Committee which makes the final decision to purchase. EBS will generally sell a company it holds if it is determined that the company has become overvalued, market conditions have changed or company fundamentals have deteriorated.

         EQUITY INVESTMENT CORPORATION

EIC's seeks to combine the strengths of growth and value disciplines, avoiding "value-oriented" companies that are no longer capable of increasing earnings, and the excessive valuations and momentum orientation often accompanying "growth" style investors. In general, EIC seeks to invest with growth as an objective, and price as a discipline.

EIC will in invest in a mix of large, mid and small companies, with mid-cap companies predominating. Earnings growth is essential to EIC's investments, because a company's stock price ultimately follows its earnings. However, EIC also adheres to a valuation discipline in selecting investments. In determining a reasonable price to pay for a security today for future growth, EIC considers the following:

     - Rate of Growth: EIC generally invests in companies with long-term growth rates of 9% to 20%. Companies growing less than this are unlikely to offer long-term appreciation above the market, while companies growing above 20% are unlikely to sustain such rates.

     - Duration of Growth: EIC invests in companies where growth has been, and is expected to be, of long duration.

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     -   Capital Intensity of Growth: EIC seeks to invest in companies that require relatively low amounts of capital to finance growth, believing that a company's value should be determined by the amount of cash owners can get out of the company, not how much they can invest into it. As a result, EIC's investments usually earn high returns on the capital invested in the business.

Sell Discipline. While some companies warrant holding for extended periods, especially when tax consequences are considered, the number of such companies is far fewer than generally realized. Most companies are exposed to competition, as well as changes in tastes and technology. Franchises that seem impregnable usually prove vulnerable with time. Thus, for the vast majority of companies, a sell discipline is appropriate. EIC sells under the following conditions:

     -   The security reaches the targeted sell price;

     - The firm's financial strength (i.e., quality) rating falls below average;

     - The firm experiences a dramatic change in its business so that historical data is no longer valid for determining its value; and

     - The company is unable to reestablish growth after 12 months of ownership.

Employing this sell discipline, EIC's expects that the average holding period of securities held will be approximately three years, and that approximately 70% of gains will be long-term.

Diversification. Diversification limits the risk in any one security, allows the investor to participate in a broader range of market opportunities, and achieves a steadier Flow of results. EIC's portfolios are designed to offer four levels of diversification:

     - Style Diversification (by holding companies with growth and value characteristics);

     - Size Diversification (by holding a mix of large, mid-sized, and small companies. While this mix has varied depending on market conditions, a normal expectation is 80% mid-sized companies companies);

     - Economic Sector Diversification. (EIC's holdings offer broad sector Diversification, although the firm generally make few investments in utilities due to low growth rates); and

     - Industry Diversification. (EIC invests across a wide array of industries, so that no single industry predominates the portfolio's returns).

     BATTERYMARCH FINANCIAL MANAGEMENT, INC.

BFM employs a bottom-up quantitative approach to manage US small cap growth equity assets. The goal of the process is to replicate the investment disciplines of the experienced fundamental investor, using quantitative methodologies to process fundamental data on a broad universe of companies, in an orderly and consistent manner. This approach enables our portfolio managers to process data for a substantially larger universe than a fundamental investor can, in effect using our quantitative strategies as a proxy for a team of analysts. BFM believes this strategy combines strong stock selection with effective risk control and low-cost trading.

Investment Decision-Making Process. BFM uses a bottom-up, quantitative approach to manage US small cap growth equities. BFM's proprietary stock selection model uses fundamental factors to rank the relative attractiveness of the 3,000 securities in its liquid universe on a daily basis across six dimensions: (i) cash flow; (ii) earnings growth; (iii) expectations, (iv) value; (v) technical signals; and (vi) corporate signals. The factors in each category include traditional fundamental measures, such as book value to price, earnings per share forward to price, and sales momentum, as well as proprietary measures we have identified in-house. All factors are tested across twenty economic sectors, and those factors that are most predictive of excess return in a particular sector are "turned on."

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The output from the stock-ranking process is a list of all the stocks in the sub-adviser's investable universe, ranked one to one-hundred against other stocks within their own sectors. The stock selection process runs daily.

Portfolio Construction. After stock selection, BFM considers portfolio construction -- and the rigorous risk management associated with it -- the most important component of the overall process. To make sector allocation decisions, the sub-adviser uses a proprietary sector model that ranks the relative attractiveness of twenty sectors. Based on rankings generated by the sector model, the four most highly rated sectors are overweighted versus the benchmark, the bottom four sectors are underweighted and all other sectors are neutral weighted.

A multifactor risk model, the second component of the portfolio construction process, optimizes the portfolio. The model considers a number of variables and constraints, including stock rankings, sector allocations, market capitalization weights and tracking error versus the benchmark. BFM's proprietary trading strategy is designed to minimize transaction costs; the sub-adviser performs a daily analysis of completed trades, trade efficiency and transaction costs. The portfolio managers review all trade decisions and have the discretion to modify a buy-sell decision if, in their judgment, a significant market event has occurred that is not yet reflected in the data used by our models. Except as noted, portfolio managers do not override the model. The portfolios are monitored through daily, weekly and monthly diagnostics and formal reviews by the Investment Review Committee, which includes all of the BFM's investment professionals.

         SYSTEMATIC FINANCIAL MANAGEMENT L.P.

SFM's small cap value approach utilizes proprietary value-oriented methodologies to identify small capitalization companies that are trading at a discount to their intrinsic value and average market valuations. SFM believes that the true value of a company is the present value of its cash on hand and its expected future cash inflows. As a result, SFM's small cap value approach seeks to identify undervalued small capitalization companies by thoroughly analyzing the cash flow characteristics of potential investments.

Companies chosen for the Series exhibit strong operating cash flow and free cash flow, trade at below market multiples of their operating cash flow and free cash flow, and have limited financial leverage with extremely strong debt coverage ratios. SFM defines free cash flow as the amount of cash available to a company for distribution to stockholders or investment in its business, after paying for all expenses and providing for expenditures required to support continuing growth. Quantitative screens are run on a weekly basis in order to identify companies that have the following characteristics: (i) market capitalization between $100 million and $2.0 billion; (ii) strong operating cash flow and free cash flow; (iii) low debt-to-capital; and (iv) price-to-cash flow ratio lower than the market (both operating and free cash flow).

The screening process results in a focus list of approximately 100 companies. The small cap team then performs intense fundamental analysis on the focus list. The fundamental analysis entails interviewing and evaluating company management, reviewing accounting practices, examining historical financial statements, and attending analyst meetings. The research process results in forward financial projections for sales, earnings, expenses, operating cash flow, and free cash flow.

From this analysis a portfolio of approximately fifty equally-weighted stocks is assembled. As risk controls, SFM limits the portfolio to a maximum of 30% in any one sector and 5% in any individual stock. Positions are sold when companies become fairly valued due to price appreciation or when our price objective becomes unattainable due to a deterioration in the company's fundamentals. Additionally, SFM may sell a position if an alternative company looks more attractive on a relative valuation basis.

SHORT-TERM INCOME SERIES

The Short-Term Income Series, (i) will invest at least 80% of its total assets in investment grade corporate fixed income securities; (ii) may invest up to 20% of its total assets in non-investment grade fixed income securities; and (iii) will maintain an average duration of 1-3 years.

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Series composition. The composition of the Series' holdings varies, depending upon the investment adviser's analysis of the fixed income markets and the expected trends in those markets. The securities purchased by the Series may be purchased based upon their yield (the income earned by the security) or their potential capital appreciation (the potential increase in the security's value) or both. The investment adviser seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by fixed income funds with a longer average duration. This strategy may reduce the level of income attained by the Series. There is no guarantee that principal value can be protected during periods of extreme interest volatility.

The types of fixed income securities which are principal investments are: (i) asset-backed securities; (ii) bank obligations; (iii) corporate bonds, notes and commercial paper; (iv) mortgage-backed securities; (v) municipal securities;
(vi) obligations issued by supranational agencies; and (vii) U.S. Government obligations. These securities will help the Series achieve its investment objective.

The Series also may use other strategies and engage in other investment practices, which are described in detail in Part B. The investments and strategies listed above are those that the investment adviser will use under normal market conditions.

RISK INFORMATION

The following principal risks are associated with investments in a Series. Each Series may be subject to additional principal risks other than those described below because the types of investments made by an Series can change over time. The summary is not intended to be exhaustive. For a more complete description of these risks and the securities and investment techniques used by the Series, please refer to Part B. There can be no assurance that the investment objective of any Series will be achieved.

QUANTITATIVE SERIES AND MULTI-MANAGER SERIES

     - Derivatives Risk: Some of a Series' investments may be referred to as "derivatives" because their value depends on, or is derived from, the value of an underlying asset, reference rate or index. These investments include options, futures contracts and similar investments that may be used in hedging and related income strategies. The market value of derivative instruments and securities is sometimes more volatile than that of other investments, and each type of derivative may pose its own special risks. As a fundamental policy, no more than 15% of a Series' total assets may be committed or exposed to derivative strategies.

     - Mid and Small Cap Risk: small and mid cap or medium size companies may be more vulnerable than larger companies to adverse business or economic developments. Mid cap companies may also have limited product lines, markets or financial resources, may be dependent on relatively small or inexperienced management groups and may operate in industries characterized by rapid technological obsolescence. Securities of such companies may be less liquid and more volatile than securities of larger companies and therefore may involve greater risk than investing in larger companies.

     - Growth Investing Risk: The risk that an investment in a growth-oriented portfolio, which invests in growth-oriented companies, will be more volatile than the rest of the U.S. market as a whole.

     - Value Investing Risk: The risk that investments in companies whose securities are believed to be undervalued, relative to their underlying profitability, do not appreciate in value as anticipated.

     - Liquidity Risk: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like.

     - Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

     - Opportunity Risk: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

     - Valuation Risk: The risk that a Series has valued certain of its securities at a higher price than they can be sold.

     - Allocation Risk: The risk that the investment adviser will make less than optimal or poor asset allocation decisions to the sub-advisers of a Series. To the extent that the investment adviser allocates more assets to one sub-adviser, the performance of that sub-adviser will have a greater effect on the Series performance.

SHORT-TERM INCOME SERIES

     - Credit Risk: The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Non-investment grade, fixed income securities are lower-quality fixed income securities that involve greater risk of default or price changes due to changes in the credit quality of the issuer. The value of lower-quality fixed income securities often fluctuates in response to issuer, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality fixed income securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality, fixed income securities is likely to be higher during economic recessions or periods of high interest rates.

     - Foreign Security Risk: The risk of losses due to political, regulatory, economic, social or other uncontrollable forces in a foreign country.

     - Interest Rate Risk: The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. The yield paid by the Series will vary with changes in interest rates.

     - Leverage Risk: The risk associated with certain securities or practices (such as when-issued and forward commitment transactions) that multiply small market movements into large changes in value.

     - Liquidity Risk: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like.

     - Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably.

     - Opportunity Risk: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

     - Prepayment Risk: The risk that a debt security may be paid off and proceeds invested earlier than anticipated. Depending on market conditions, the new investments may or may not carry the same interest rate.

     - Valuation Risk: The risk that the Series has valued certain of its securities at a higher price than it can sell them.

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

The Board of Trustees for the Fund supervises the management, activities and affairs of the Fund and has approved contracts with various organizations to provide, among other services, the day-to-day management required by the Fund and its shareholders.

INVESTMENT ADVISER

RSMC, the investment adviser for each Series, is located at 1100 North Market Street, Wilmington, Delaware 19890. RSMC is a wholly owned subsidiary of Wilmington Trust Corporation, which is a publicly held bank holding company. RSMC, subject to the supervision of the Board of Trustees, directs the investments of each Series in accordance with their investment objectives, policies and limitations. RSMC allocates a Series' assets among the sub-advisers and then oversees its investment activities. As of March 31, 2003, RSMC had $5.1 billion assets under management.

Each Quantitative and Multi-Manager Series pays RSMC a monthly advisory fee at the annual rate of 0.40% of its average daily net assets. In addition, each Quantitative Series is directly responsible for paying PPA, the sub-adviser to each of the Quantitative Series, a monthly sub-advisory fee at the annual rate of 0.25% of average daily net assets under its management. The Large Cap Multi-Manager Series is directly responsible for paying each of ASA and M&C, sub-advisers to the Series, monthly sub-advisory fees at the annual rate of 0.50% and 0.65% of average daily net assets under their respective management. The Mid Cap Multi-Manager Series is directly responsible for paying each of BLM, EBS and EIC, sub-advisers to the Series, monthly sub-advisory fees at the annual rate of 0.55%, 0.50% and 0.50%, of average daily net assets under their respective management. The Small Cap Multi-Manager Series is directly responsible for paying each of BFM and SFM sub-advisers to the Series, monthly sub-advisory fees at the annual rate of, 0.70% and, 0.80% of average daily net assets under their respective management. The Short-Term Income Series pays RSMC a monthly advisory fee at the annual rate of 0.35% of the Series first $1 billion of average daily net assets; 0.30% of the Series next $1 billion of average daily net assets; and 0.25% of the Series' average daily net assets over $2 billion.

Subject to its obligation to seek best execution, the investment adviser may direct the sub-advisers to place trades through designated brokers, which may include brokers affiliated with the investment adviser or a sub-adviser. Such directed brokerage transactions, placed with an affiliated broker-dealer, will be completed in accordance with the applicable regulatory requirements and the procedures adopted by the Board of Trustees.

SUB-ADVISERS/PORTFOLIO MANAGERS

LARGE CAP, MID CAP AND SMALL CAP QUANTITATIVE SERIES

PARAMETRIC PORTFOLIO ASSOCIATES, Inc., the sub-adviser to each of the Quantitative Series, is a registered investment adviser located at 1151 Fairview Avenue North, Seattle, Washington 98109. Founded in 1987, PPA was a subsidiary of Pacific Financial Asset Investment Management Company until November 1994, when Pacific Financial merged with Thompson Advisors to form PIMCO Advisors L.P. In May 2000, PIMCO Advisors L.P. and Allianz A.G. entered into an agreement in which Allianz A.G. acquired 70% of PIMCO's outstanding units. In May 2001, PPA became independent through a management led buyout from PIMCO. PPA provides advisory services to mutual funds and other institutional accounts, including corporations, union and pension accounts, foundations, trusts, and individuals. As of May 31, 2003, PPA had assets under management of approximately $ 4.7 billion.

Thomas Seto is Vice President and Director of Portfolio Management of PPA. He is responsible for all portfolio management at PPA. Prior to joining PPA in 1998, Mr. Seto served as the Head of U.S. Equity Index Investments at Barclays Global Investors.

LARGE CAP MULTI-MANAGER SERIES

ARMSTRONG SHAW ASSOCIATES INC., a sub-adviser to the Large Cap Multi-Manager Series, is a registered investment adviser founded in 1984, and located at 45 Grove Street, New Canaan, Connecticut. As of March 31, 2003, ASA had assets under management of approximately $4.2 billion.

Jeffrey Shaw is the lead portfolio manager for the portion of the Series managed by ASA. He has been the Chairman and President of ASA since 1999 and 1989, respectively, and is a co-founder of the firm.

MONTAG & CALDWELL, INC., a sub-adviser to the Large Cap Multi-Manager Series, is a registered investment adviser founded in 1945 and located at 3455 Peachtree Road NE Suite 1200, Atlanta, Georgia 30326. M&C is a wholly owned subsidiary of ABN AMRO Asset Management Holdings, Inc. As of March 31, 2003, M&C had assets under management of approximately $24.9 billion. An investment management team makes the investment decisions with respect to the portion of assets of the Large Cap Multi-Manager Series allocated to M&C.

Ronald E. Canakaris, CIC, CFA, leads the investment management team that sub-advises a portion of the assets of the Large Cap Multi-Manager Series. Mr. Canakaris is President, Chief Executive Officer and Chief Investment Officer of M&C. He has been with the firm since 1972 and is responsible for developing the firm's investment process. He has a BS and BA from the University of Florida. He is a Chartered Financial Analyst, Charter Holder.

MID CAP MULTI-MANAGER SERIES

BENNETT LAWRENCE MANAGEMENT, LLC, a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1995 and located at 757 Third Avenue, New York, New York 10017. BLM provides advisory services to mutual funds, separately managed accounts, domestic and offshore funds and other pooled investments vehicles. As of March 31, 2003, BLM had assets under management of approximately $837 million.

BLM employs a mid cap growth investment strategy. In general, investments will be made in the shares of competitively advantaged, mid-sized companies that are benefiting from major demand trends. BLM believes that by limiting investments to strong companies in high-growth industries, the earnings results of their portfolio holdings should be higher and more consistent than the overall U.S. equity market.

BLM's investment strategy utilizes top-down macroeconomic analysis to identify powerful demand trends and bottom-up fundamental security research for company selection. The sub-adviser has an in-house team of analysts that conduct high-level primary research on their portfolio holdings. Several of these analysts are industry specialists and are deployed in the economic sectors that have traditionally represented the most significant growth opportunities. By adhering to their investment strategy, BLM will not have exposure to all sectors or industries within the economy, therefore, BLM expects the portfolio that is managed on behalf of the Series to be more volatile than broad market indexes. BLM's commitment to fundamental research and investment strategy of limiting investments to high growth businesses should mitigate much of the risk associated with their asset class.

Mr. Van Schreiber is the Managing Member and Chief Portfolio Manager of BLM since 1995. Previously, Mr. Schreiber was a Managing Director and Senior Growth Portfolio Manager with Deutsche Morgan Grenfell/C.J. Lawrence Inc. ("CJL"). He joined CJL in 1965 as a research analyst, became the Department Head of Institutional Marketing in 1968, and a Partner of the Firm in 1969. Since 1976, Mr. Schreiber served as an Executive Vice President of the CJL, and a member of the Board of Directors until its acquisition by Morgan Grenfell. Mr. Schreiber received his MBA in Finance from New York University and his undergraduate degree from Williams College.

EUBEL BRADY AND SUTTMAN ASSET MANAGEMENT, INC., a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1993 and located at 7777 Washington Village Dr., Dayton, Ohio 45459. EBS provides advisory services to individual and institutional investors through separate accounts. As of December 31, 2002, EBS had assets under management of approximately $1.3 billion.

Robert J. Suttman, II, CFA, is the President and a principal of EBS. He is also a Senior Institutional Portfolio Manager and a member of the Investment Policy Committee.

EQUITY INVESTMENT CORPORATION, a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1986 and located at 3007 Piedmont Road, Atlanta, Georgia 30305. The Firm has manages equity portfolios for institutions and individuals. As of March 31, 2003, EIC had assets under management of approximately $127.3 million.

James F. Barksdale is President of EIC and is the portfolio manager for EIC's mid cap portfolios/accounts. Mr. Barksdale received a B.S. degree from the College of William and Mary and a Masters of Business Administration from the Wharton School of Finance, University of Pennsylvania. He began his career in the Finance department of IC Industries where he was involved with investments, acquisitions, and planning. After overseas assignments, he returned to New York City to take a position at Merrill, Lynch, Pierce, Fenner & Smith in asset allocation. He then served as a portfolio manager for Management Asset Corporation, an institutional Graham-Dodd investment Firm in Connecticut before returning to Atlanta in 1986 to form Equity Investment Corporation.

SMALL CAP MULTI-MANAGER SERIES

BATTERYMARCH FINANCIAL MANAGEMENT, INC., a sub-adviser to the Small Cap Multi-Manager Series, is a registered investment adviser founded in 1969 and located at 200 Clarendon Street, Boston, Massachusetts, 02116. BFM provides asset management services to individuals, mutual funds, pension plans, trusts and corporations. As of March 31, 2003, BFM had assets under management of approximately $ 6.8 billion.

William L. Elcock is Chief Executive Officer and Senior Portfolio Manager of BFM. He manages the firm's business operations, with overall responsibility for all major investment management decisions. He joined Batterymarch in 1984, serving as an assistant portfolio manager and then a research analyst before becoming a portfolio manager. In 2001, Mr. Elcock assumed additional senior management responsibilities as Deputy Chief Executive Officer. He was named Chief Executive Officer in 2002.

SYSTEMATIC FINANCIAL MANAGEMENT, L.P. , a sub-adviser to the Small Cap Multi-Manager Series, is a registered investment adviser founded in 1982 and located at 300 Frank W. Burr Boulevard, 7th Floor, Glenpointe East, Teaneck, New Jersey, 07666. SFM is jointly owned by Affiliated Managers Group, a holding company, and employees of the Firm. SFM provides asset management services to corporations, foundations, endowments, high net worth individuals and insurance companies. As of March 31, 2003, SFM had assets under management of approximately $4.6 billion.

Ken Burgess, CFA is a Partner of SFM and serves as lead portfolio manager. He began his investment career with SFM in 1993.

SHORT-TERM INCOME SERIES

Eric K. Cheung, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short-Term Income Series. From 1978 until 1986, Mr. Cheung was the Portfolio Manager for fixed income assets of the Meritor Financial Group. In 1986, Mr. Cheung joined RSMC and its affiliates. In 1991, he became the Division Manager for all fixed income products.

Clayton M. Albright, III, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short-Term Income Series. Mr. Albright has been affiliated with RSMC and its affiliates since 1976. Since 1987, he has specialized in the management of intermediate and long-term fixed income portfolios.

Dominick D'Eramo, CFA, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short-Term Income Series. Mr. D'Eramo has been affiliated with RSMC and its affiliates since 1986 as a fixed income trader and was promoted to portfolio manager in 1990.

ITEM 7.  SHAREHOLDER INFORMATION.

(a)      Pricing of Fund Shares.

         (1)-(3) Each of the Series values its respective assets based on current market values when such values are available. The Series values its assets based on current market values when such values are available. Prices are normally supplied by a pricing service. Fixed income securities maturing within 60 days of the valuation date are valued at amortized cost. Any assets held by a Series that are denominated in foreign currencies are valued daily in U.S. dollars at the foreign currency exchange rates that are prevailing at the time that PFPC determines the daily net asset value per share. To determine the value of those securities, PFPC may use a pricing service that takes into account not only developments related to specific securities, but also transactions in comparable securities. Securities that do not have a readily available current market value are valued in good faith by, or under the direction of, the Board of Trustees.

                  PFPC determines the net asset value ("NAV") per share of each Series as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern time), on each Business Day (a day that the New York Stock Exchange and the Transfer Agent are open for business). The NAV is calculated by adding the value of all securities and other assets in a Series, deducting its liabilities and dividing the balance by the number of outstanding shares in that Series.

                  Shares will not be priced on those days the Series is closed. As of the date of this Amendment, those days are:

New Year's Day                     Good Friday                    Labor Day
Martin Luther King, Jr. Day        Memorial Day                   Thanksgiving Day
Presidents' Day                    Independence Day               Christmas Day

(b)      Purchase Of Fund Shares.

         The Trust's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act. Shares of the Trust may be sold only to: (i) affiliates of Wilmington Trust Company; (ii) subsidiaries of Wilmington Trust Corporation; (iii) certain joint venture partners of affiliates of Wilmington Trust Company; and (iv) other accredited institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.

         The minimum initial investment in a Series is $1,000,000. There is no minimum for subsequent investments.

         The Trust distributes its own shares.

         In Kind Purchases. If accepted by the Trust, shares of each Series may be purchased in exchange for securities that are eligible for acquisition by such Series as described in this registration statement. Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.

         The Trust will not accept securities in exchange for shares of a Series unless: (1) current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the 1933 Act or under the laws of the country in which the principal market for such securities exists, or otherwise;
         (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and (4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(b) Investors interested in such exchanges should contact the investment adviser.

(c) Redemption Of Fund Shares. As stated above in response to Item 7(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the 1933 Act, which means that its shares are restricted securities, which may not be sold unless registered under or pursuant to an available exemption from that Act.

         Redemptions are processed on each Business Day and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

         Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

         If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of any Series to make a particular payment wholly or partly in cash, a Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

         Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares, which were purchased by check, will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

(d) Dividends And Distributions. It is not expected that any Series will make cash or property distributions. Rather, each investor can redeem part or all of its shares in a Series. As explained below in (e), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions, and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.

(e) The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Series will be treated as a non-publicly traded partnership. In the absence of a ruling from the Internal Revenue Service, there can be no assurance that the IRS will not successfully contend that a Series should be treated as an association taxable as a corporation. To the extent that each Series is treated for federal income tax purposes as a non-publicly traded partnership, each Series will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of the Trust) of the Series' net income, gains and losses generally will be included (as determined for federal income tax purposes) in determining the investor's federal income tax liability, regardless of whether the investor has received or will receive any distribution of cash from the Series. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Series' taxable year-end is the last day of December. Although the Series will not be subject to federal income tax, they will file appropriate federal income tax returns.

         It is intended that each Series' assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Series, provided that the regulated investment company meets other requirements for such qualification not within the control of the Series (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually). Significant qualification and reporting issues may arise if the Series and the regulated investment company use different tax years.

         Withdrawals by investors from a Series generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Series prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Series and includes a disproportionate share of any "unrealized receivables" or "substantially appreciated inventory," as specially defined in the Code, held by the Series, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in a Series generally equals the amount of cash and the basis of any property that the investor invests in the Series, increased by the investor's share of income from the Series and decreased by the amount of any cash distributions, the basis of any property distributed from the Series and tax losses allocated to the investor. Amounts realized by a Series on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

         Any net loss for a year allocated by a Series to an investor for tax purposes may be deducted by that investor only to the extent of the "adjusted tax basis" of his interest in a Series and then only to the extent that various loss limitation rules of the Code do not apply to the loss. For individual investors, several limitations exist with respect to the deductibility of losses. The "at-risk" rules of Section 465 of the Code could have an adverse impact on an individual investor in connection with the deductibility of losses from a Series. Moreover,
         Section 469 of the Code imposes certain restrictions on the ability of noncorporate taxpayers, as well as certain closely held subchapter C corporations and personal service corporations, to deduct losses and credits from passive activities of the Series. In addition, for noncorporate taxpayers, section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest expense (including certain short sale expense) allocable to investment property).

         No gain or loss will be recognized by an investor upon the acquisition of an interest in a Series for cash. However, if appreciated property is contributed to a Series, and if the Series is deemed an "investment company" within the meaning of Section 721(b) of the Code, gain would be recognized to the contributing investor unless the contribution by the investor constituted a "diversified portfolio" of assets. Investors should consult their own tax advisors concerning this issue. Even if no gain were required to be recognized by an investor on the contribution of appreciated property to the Series, on a subsequent recognition of that appreciation by the Series on a taxable disposition of the property, the amount of such appreciation generally would be taxed to the contributing investor for income tax purposes. The amount of such gain could also be taxed to the contributing investor if the appreciated property were subsequently distributed by the Series to an investor other than the contributing investor, or if other property were distributed by the Series to the contributing investor.

         A Series may choose to revalue the "book" value of its assets periodically for tax purposes, similar to the manner in which its assets are marked-to-market for financial statement presentation purposes. Such revaluations will create disparities between the "tax capital" and "book capital" accounts of the investors in the Series at the time of the revaluation and will have the effect of allocating unrealized appreciation and depreciation in the revalued assets to such investors for tax purposes at the time of the revaluation. The investors would be specially allocated such appreciation and depreciation for tax purposes on the taxable disposition of the revalued property by the Series (or on a distribution of the revalued property to certain investors). Investors should consult their own tax advisors concerning this issue.

         If a Series invests in a foreign corporation that is a passive foreign investment company (a "PFIC"), special rules apply that may affect the tax treatment of gains from the sale of the stock and may cause investors to incur tax and IRS interest charges, even if such investors are otherwise exempt from taxation. However, a Series may be eligible to elect one of two alternative tax treatments with respect to PFIC shares that would avoid these taxes and charges, but also may affect, among other things, the amount and character of gain or loss and the timing of the recognition of income with respect to PFIC shares. Accordingly, the amounts, character, and timing of income distributed to investors in a Series holding PFIC shares may differ substantially as compared to a fund that did not invest in PFIC shares.

         Some of a Series' investments may include transactions that are subject to special tax rules. The taxation of securities transactions (including transactions in commodities) is extremely complex and no attempt is made herein to fully describe the various tax rules that apply to such transactions or to explain in complete detail those rules that are mentioned. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Series. Special rules apply and elections may be made with respect to straddles where at least one but not all of the constituent positions are Section 1256 contracts ("mixed straddles"). These elections may change the normal rules applicable to such positions. If a Series enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

         Any foreign person, or any other person or entity subject to special tax treatment, who or which is considering investing in a Series should consult his or its own tax advisors with respect to the federal, state and local tax consequences of an investment in the Series, and in the case of a foreign person, the consequences of an investment in the Series under the laws of any jurisdictions in which such person or entity is subject to tax. A Series may be required to withhold taxes on an investor's distributive share of income or distributions to foreign investors.

         A potential investor which is a tax-exempt entity, including an individual retirement account, Keogh Plan and retirement plan qualified under ERISA, should consider, and discuss with its own tax advisors, the possibility that all or a portion of its distributive share of income or gain from a Series will be subject to the special tax imposed by the Code on the unrelated business taxable income ("UBTI") of a tax-exempt entity. The imposition of such a tax could materially reduce the effective return that a tax-exempt investor would derive from an investment in a Series.

         In addition to the federal income tax consequences described above, prospective investors should consider and discuss with their own tax advisors the potential state and local tax consequences of an investment in a Series.

         The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Series. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Series.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

Not applicable.

                              WT INVESTMENT TRUST I

                          Large Cap Quantitative Series
                           Mid Cap Quantitative Series
                          Small Cap Quantitative Series
                         Large Cap Multi-Manager Series
                          Mid Cap Multi-Manager Series
                         Small Cap Multi-Manager Series
                            Short-Term Income Series

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in each Series.

Registrant incorporates by reference information in the (i) Statement of Additional Information for the Wilmington Large Cap Strategic Allocation Fund, Wilmington Mid Cap Strategic Allocation Fund, and Wilmington Small Cap Strategic Allocation Fund (the "Strategic Feeder SAI"), (ii) the Statement of Additional Information for the Wilmington Short-Term Income Portfolio (the "Short-Term Feeder SAI" and, with the Strategic Feeder SAI, the "Feeder SAIs"), (iii) the Prospectus for Institutional Shares of the Wilmington Large Cap Strategic Allocation (the "Large Cap Feeder Prospectus"), (iv) the Prospectus for Institutional Shares of the Wilmington Mid Cap Strategic Allocation Fund (the "Mid Cap Feeder Prospectus"), (v) the Prospectus for Institutional Shares of the Wilmington Small Cap Strategic Allocation (the "Small Cap Feeder Prospectus") and (vi) the Prospectus for Institutional Shares of the Wilmington Short-Term Income Portfolio (the "Short-Term Feeder Prospectus" and, collectively with each other Prospectus, the "Feeder Prospectuses") contained in Post-Effective Amendment No. 21 to the registration statement on Form N-1A (File No. 33-84762), as amended, of WT Mutual Fund filed with the Commission on April 28, 2003 (Accession No. 0000893220-03-000734) ("PEA No. 21"). A copy of PEA 21 or WT
Mutual Fund's currently effective post-effective amendment to its registration statement with respect to the Series will be provided to anyone requesting a copy of this Amendment.

                               Table of Contents

Fund History.....................................................................   B-1
Description of the Trust and its Investments and Risks...........................   B-2
Management of the Trust..........................................................   B-2
Control Persons and Principal Holders of Securities..............................   B-2
Investment Advisory and Other Services...........................................   B-2
Brokerage Allocation and Other Practices.........................................   B-2
Capital Stock and Other Securities...............................................   B-3
Purchase, Redemption and Pricing of Shares.......................................   B-3
Taxation of the Trust............................................................   B-3
Underwriters.....................................................................   B-3
Calculation of Performance Data..................................................   B-3
Financial Statements.............................................................   B-3

ITEM 11. FUND HISTORY.

WT Investment Trust I (the "Trust") is a diversified, open-end management investment company organized as a Delaware business trust on January 23, 1997. The name of the Trust was changed from Kiewit Investment Trust to WT Investment Trust I on October 20, 1998.

The Trust has established the following Series described in this Part B: Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, Small Cap Multi-Manager Series, and Short-Term Income Series.

ITEM 12. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The Trust is a diversified open-end management investment company

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in each Series. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which a Series may invest, the investment policies and portfolio strategies that a Series may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of each of the Series from (i) the sections entitled "The Underlying Series" and "Additional Risk Information" in each of Large Cap Feeder Prospectus, Mid Cap Feeder Prospectus and Small Cap Feeder Prospectus, (ii) the sections entitled "Investment Objective," "Primary Investment Strategies," "Series Composition" and "Additional Risk Information" in the Short-Term Feeder Prospectus, and (iii) the sections entitled "Investment Policies" and "Investment Limitations" in the Feeder SAIs.

ITEM 13. MANAGEMENT OF THE TRUST

Registrant incorporates by reference information concerning the management of the Trust from the sections entitled "Trustees and Officers" and "Code of Ethics" in the Feeder SAIs.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations beneficially owning 25% or more of the outstanding shares of a Series may be presumed to "control" such Series. As a result, those persons or organizations could have the ability to vote a majority of the shares of a Series on any matter requiring the approval of the shareholders of a Series. As of June 27, 2003, (1) no person owned of record 5% or more of the outstanding shares of a Series and (2) the Trustees and officers, as a group, owned less than 1% of the outstanding shares of each Series.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference the following information concerning the investment advisory and other services provided for or on behalf of each of each
Series: (a) from the Strategic Feeder SAI, the sections entitled "Investment Advisory and Other Services," "Sub-Advisory Services," "Administrative and Accounting Services" and "Additional Service Providers;" and (b) from the Short-Term Feeder SAI, the sections entitled "Investment Advisory and Other Services," "Administrative and Accounting Services" and "Additional Service Providers."

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage allocation and other practices of each Series from the sections entitled "Brokerage Allocation and Other Practices" in each of the Feeder SAIs.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

(a) Capital Stock. The Trust issues shares of beneficial interest for each Series with a par value of $.01 per share. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only (i) for removal of Trustees, (ii) with respect to such matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of each Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of that Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis, provided however, if a matter to be voted on affects only the interests of certain Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per share basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

(b)      Other Securities. Not applicable.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES.

(a)      Purchase Of Shares.  See Item 7(b) of Part A.

(b)      Fund Reorganizations.  Not applicable.

(c)      Offering Price. See Item 7(a) of Part A.

(d) Redemption In Kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act. See Item 7(c) of Part A.

ITEM 19. TAXATION OF THE SERIES.

See Item 7(e) of Part A.

ITEM 20.  UNDERWRITERS.

Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, Small Cap Multi-Manager Series, and Short-Term Income Series have not been in operation for a full fiscal period. Therefore, no financial statements are available for these Series.

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS.

(a)(i) Amended and Restated Agreement and Declaration of Trust dated March 15, 2002 ("Declaration of Trust"). (3)

(a)(ii)           Certificate of Trust dated June 1, 1994.  (1)

(a)(iii) Certificate of Amendment to Certificate of Trust dated October 20, 1998. (2)

(a)(iv)           Amendment No. 1 to the Declaration of Trust.  (4)

(b)               Amended and Restated By-Laws dated March 15, 2002.  (3)

(c) See Articles III, VII, and VIII of Registrant's Amended and Restated Agreement and Declaration of Trust, located as noted in (a)(i) above.

(d)(i)(a) Advisory Agreement between Registrant and Rodney Square Management Corporation ("RSMC"). (2)

(d)(i)(b) Amended Schedules A and B to Advisory Agreement with RSMC is filed herewith.

(d)(ii) Advisory Agreement between Registrant and Cramer Rosenthal McGlynn, LLC. (2)

(d)(iii)(a) Advisory Agreement between the Registrant and Roxbury Capital Management, LLC ("Roxbury"). (2)

(d)(iii)(b)       Amended Schedules A and B to Advisory Agreement with
                  Roxbury.  (4)

(d)(iv) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Goldman Sachs Asset Management, L.P. is filed herewith.

(d)(v) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Julius Baer Investment Management Inc.(3)

(d)(vi) Form of Advisory Agreement between the Registrant and Balentine & Company LLC ("Balentine"). (4)

(d)(vii) Form of Sub-Advisory Agreement among the Registrant, on behalf of the Real Estate Series, Balentine and AEW Management and Advisors, L. P. (4)

(d)(viii) Form of Sub-Advisory Agreement among the Registrant, on behalf of the Real Estate Series, Balentine and Real Estate Management Series Group LLC. (4)

(d)(ix) Form of Sub-Advisory Agreement with respect to the Large Cap, Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series and Small Cap Multi-Manager Series is filed herewith.

(e)               Not applicable.

(f)               Deferred Compensation Plan for Independent Trustees.(3)

(g)(i)            Custody Agreement with Wilmington Trust Company.  (2)

(g)(ii)           Sub-Custody Agreement with PFPC Trust Company.  (2)

(g) (iii)         Custody Agreement between the Trust, on behalf of the
                  International Multi-Manager Series, and Bankers Trust Company.
                  (2)

(h)(i)(a)         Transfer Agency Agreement with PFPC Inc. (2)

(h)(i)(b)         Amended Exhibit A to Transfer Agency Agreement with PFPC Inc.
                  (3)

(h)(i)(c)         Amendment to Transfer Agency Agreement with PFPC Inc. (3)

(h)(ii)(a)        Form of Administration and Accounting Services Agreement with
                  RSMC.  (3)

(h)(ii)(b) Form of Sub-Administration and Accounting Services Agreement with PFPC Inc. (3)

(i)               Not applicable.

(j)               Not applicable.

(k)               Not applicable.

(l)               None.

(m)               Not applicable.

(n)               Not applicable.

(p)(i) Joint Code of Ethics among the Trust, WT Mutual Fund, RSMC and Wilmington Trust Company. (3)

(p)(ii)           Code of Ethics of Cramer Rosenthal McGlynn, LLC.  (4)

(p)(iii)          Code of Ethics of Roxbury Capital Management, LLC.  (2)

(p)(iv)           Code of Ethics of Deutsche Asset Management, Inc.  (4)

(p)(v)            Code of Ethics of Julius Baer Investment Management Inc.  (4)

(p)(vi)           Code of Ethics of Balentine & Company LLC.  (4)

(p)(vii)          Code of Ethics of AEW Management and Advisors, L.P.  (4)

(p)(viii)         Code of Ethics of Real Estate Management Services Group LLC.
                  (4)

(p)(ix) Code of Ethics of Goldman Sachs Asset Management, L.P. is filed herewith.

(p)(x) Code of Ethics of Parametric Portfolio Associates, Inc. is filed herewith.

(p)(xi) Code of Ethics of Armstrong Shaw Associates, Inc. is filed herewith.

(p)(xii)          Code of Ethics of Montag & Caldwell, Inc. is filed herewith.

(p)(xiii) Code of Ethics of Bennett Lawrence Management, LLC is filed herewith.

(p)(xiv) Code of Ethics of Eubel Brady and Suttman, Inc. is filed herewith

(p)(xv) Code of Ethics of Equity Investment Corporation is filed herewith.

(p)(xvi) Code of Ethics of Batterymarch Financial Management, Inc. is filed herewith.

(p)(xvii) Code of Ethics of Systematic Financial Management, Inc. is filed herewith.

------------------------------------------
(1) Previously filed with the Securities and Exchange Commission ("SEC") with Amendment No. 1 on Form N-1A on February 28, 1997 and incorporated herein by reference.

(2) Previously filed with the SEC with Amendment No. 5 on Form N-1A on October 30, 2000 and incorporated herein by reference.

(3) Previously filed with the SEC with Amendment No. 7 on Form N-1A on October 28, 2002 and incorporated herein by reference.

(4) Previously filed with the SEC with Amendment No. 8 on Form N-1A on December 19, 2003 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE TRUST.

Wilmington Trust Corporation And Subsidiaries

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Holding company for Wilmington Trust Company, Wilmington Trust of Pennsylvania, Wilmington Trust FSB and WT Investments, Inc.

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Delaware-chartered bank and trust company

Wilmington Trust FSB
100 North Division Street
Salisbury, Maryland
Federal savings bank headquartered in Maryland

Wilmington Trust of Pennsylvania
795 East Lancaster Avenue
Villanova, Pennsylvania
Commercial bank headquartered in Pennsylvania

WT Investments, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and an investment holding company

Brandywine Insurance Agency, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a licensed insurance agent and broker for life, casualty and property insurance

Brandywine Finance Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company which is a finance company

Brandywine Life Insurance Company, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a reinsurer of credit life insurance written in connection with closed-end consumer loans Wilmington Trust makes

Delaware Corporate Management, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services for Delaware holding companies and other Delaware entities.

Nevada Corporate Management, Inc.
3773 Howard Hughes Parkway
Las Vegas, Nevada
A subsidiary of Delaware Corporate Management, Inc. that provides nexus and other services for Nevada holding companies and other Nevada entities

Rodney Square Management Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and a registered investment advisor

Wilmington Brokerage Services Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a registered broker-dealer and a registered investment advisor

100 West Tenth Street Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and maintains certain real estate on behalf of Wilmington Trust Company and Compton Realty Corporation

Compton Realty Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware

A subsidiary of Wilmington Trust Company and a partner in Rodney Square Investors, L.P., the partnership that holds title to the Wilmington Trust Center

Rodney Square Investors, L.P.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
49% owned by Compton Realty Corporation
Partnership that holds title to the Wilmington Trust Center

Drew-VIII-Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that hold title to and manages certain troubled real estate on behalf of Wilmington Trust Company

Siobain VI, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company

WTC Corporate Services, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

WT Services of Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides back-office and support services to Wilmington Trust Company and its affiliates

Organization Services, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Delaware Corporate Management, Inc. that provides nexus and other services for Delaware holding companies and other Delaware entities

Special Services Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Delaware Corporate Management, Inc., a special purpose entity used to facilitate corporate transactions

Wilmington Trust Global Services, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

Wilmington Trust (Cayman), Ltd.
George Town, Cayman Islands, British West Indies
A subsidiary of Wilmington Trust Company that provides trust services

Wilmington Trust (Channel Islands), Ltd.
St. Helier, Jersey, Channel Islands
A subsidiary of Wilmington Trust Company that provides trust services

Balentine Holdings, Inc.
3455 Peachtree Road
Suite 2000
Atlanta, Georgia
A subsidiary of WT Investments, Inc.

Balentine Delaware Holding Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
80% owned by Balentine Holdings, Inc.
A registered investment adviser

Balentine & Co., LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Delaware Holding Company, LLC

Wilmington Trust (UK) Limited
200 Aldersgate Street, London, EC1A 4JJ
A subsidiary of Wilmington Trust Corporation
Holding company

SPV Management Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that provides nexus and other services

SPV Advisors Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that serves as advisor to SPV Management Limited

LordSPV Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited

SPV Management (Dublin) Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Management (Italia) SRL
Studio Tributare Deiure, Via Pontaccio 10, Milan, 20120, Italy
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Jersey Limited
Oak Walk, St. Peter, Jersey, JE3 7EF
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Cayman Limited
Q&H Corporate Services Ltd., Third Floor, Harbour Centre,
P.O. Box 1347, Georgetown, Grand Cayman, BWIO, Cayman Islands
A subsidiary of SPV Management Limited that provides nexus and other services

Bedell SPV Management (Jersey) Limited
26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands
51% owned by SPV Management Limited
Provides nexus and other services

WT Delaware Capital Corp.

WT Cayman Capital, Ltd.

Wilmington Investment Managers, Inc.

California Corporate Management, Inc.

Affiliates

Cramer Rosenthal McGlynn, LLC
White Plains, New York
A registered investment adviser
(56.5% equity interest owned by WT Investments, Inc.)

Roxbury Capital Management, LLC
Santa Monica, California
A registered investment adviser
(30% profits interest owned by WT Investments, Inc.
40% equity interest owned by WT Investments, Inc.)

Clemente Capital, Inc.
152 West 57th Street
New York, New York 10017
(24.9% equity interest owned by WT Investments, Inc.)

Balentine & Company of Tennessee, L.L.C.
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
(47.2% owned by Balentine Delaware Holding Company, LLC
A registered investment adviser)

Camden Partners Holdings, LLC
One South Street, Suite 215
Baltimore, MD 21202
(25% equity interest owned by WT Investments, Inc.)

ITEM 25. INDEMNIFICATION.

The Registrant's Amended and Restated Agreement and Declaration of Trust (the "Agreement") and Amended and Restated By-laws provide, among other things, that the trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent employee, investment adviser or distributor of the Registrant, nor shall any trustee be responsible for the act or omission of any other trustee, and the Registrant out of its assets may indemnify and hold harmless each trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such trustee's performance of his or her duties as a trustee or officer of the Registrant; provided that the trustees and officers of the Registrant shall not be entitled to an indemnification or held harmless if such liabilities were a result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. (See Article IX of the Agreement filed as Exhibit 23(a)(i) and Article IX of the Registrant's Amended and Restated By-laws filed as Exhibit 23(b)).

The Registrant is party to an investment advisory agreement with each of Rodney Square Management Corporation, Cramer Rosenthal McGlynn, LLC and Roxbury Capital Management, LLC (each, an "Adviser"). Paragraph 8 of each of the foregoing investment advisory agreements provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under their respective agreements, the Adviser shall not be subject to liability to the Registrant, any Series of the Registrant or any of its shareholders for any act or omission in the course of, or connected with, rendering services under such agreements or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Registrant. Any liability of an Adviser to any series of the Registrant shall not automatically impart liability on the part of such Adviser to any other series of the Registrant. No series of the Registrant shall be liable for the obligations of any other series of the Registrant.

The Registrant is also party to a sub-advisory agreement with each of Goldman Sachs Asset Management, LP and Julius Baer Investment Management Inc. (each, a "Sub-Adviser"). Paragraph 13 of each of the foregoing sub-advisory agreements provides that the Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by its respective sub-advisory agreement, or in accordance with (or in the absence of) specific directions or instructions from the Registrant or Rodney Square Management Corporation, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty under its sub-advisory agreement.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(i)      Rodney Square Management Corporation ("RSMC")

         The only employment of a substantial nature of each of RSMC's directors and officers is with RSMC and its affiliated companies.

(ii)     Cramer Rosenthal McGlynn, LLC ("CRM")

         The only employment of a substantial nature of each of CRM's directors and officers is with CRM.

(iii)    Roxbury Capital Management, LLC ("Roxbury")

         The only employment of a substantial nature of each of Roxbury's directors and officers is with Roxbury.

(iv)     Balentine & Company LLC ("Balentine")

         The only employment of a substantial nature of each of Balentine's directors and officers is with Balentine.

(v)      AEW Management and Advisors, L.P. ("AEW")

         The only employment of a substantial nature of each of AEW's directors and officers is with AEW.

(vi)     Real Estate Management Services Group, LLC ("REMS").

         The only employment of a substantial nature of each of REMS' directors and officers is with REMS.

(vii) Goldman Sachs Asset Management ("GSAM"), a business unit of the Investment Management Division of Goldman, Sachs & Co. ("GS&Co.")

In March 2003, Goldman Sachs Funds Management, L.P. ("GSFM") was renamed Goldman Sachs Asset Management, L.P. ("GSAM LP"). It is anticipated that on or about April 26, 2003, GSAM LP will assume the responsibilities of GS&Co. under its Management Agreement with respect to the Registrant. Set forth below are the names and businesses of certain managing directors of GS&Co. and GSAMI who are engaged in any other business, profession, vocation or employment of a substantial nature.

------------------------------------------------------------------------------------------------------
      NAME              POSITION WITH SUB-ADVISER                    OTHER AFFILIATIONS
------------------------------------------------------------------------------------------------------
Henry M. Paulson, Jr.  Managing Director               Chairman, Chief Executive Officer and Director,
                                                       The Goldman Sachs Group, Inc.
------------------------------------------------------------------------------------------------------
Robert J. Hurst        Managing Director               Vice Chairman and Director, The Goldman Sachs
                                                       Group, Inc.,
------------------------------------------------------------------------------------------------------
John A. Thain          Managing Director               President, Co-Chief Operating Officer and
                                                       Director, The Goldman Sachs Group, Inc.
------------------------------------------------------------------------------------------------------
John L. Thornton       Managing Director               President, Co-Chief Operating Officer and
                                                       Director, The Goldman Sachs Group, Inc.
------------------------------------------------------------------------------------------------------
David W. Blood         Managing Director and Co-Head   Director, Goldman Sachs Asset Management
                       (Asset Management Group)        International
------------------------------------------------------------------------------------------------------

(viii)   Julius Baer Investment Management Inc.

--------------------------------------------------------------------------------------------------------------
    NAME              JBIM TITLE                   OUTSIDE EMPLOYER                        RELATIONSHIP
--------------------------------------------------------------------------------------------------------------
Bernard Spilko     Director                SVP Branch Manager of Bank Julius Baer    Employee of Julius Baer
                                           & Co. Ltd.  (New York), Managing          Securities Inc.
                                           Director of Julius Baer Securities Inc.
--------------------------------------------------------------------------------------------------------------
Stuart G. Adam     Director                SVP Head of Private Banking - Bank        Employee of Bank Julius
                                           Julius Baer & Co. Ltd. (New York)         Baer & Co. Ltd. (New York)
--------------------------------------------------------------------------------------------------------------
Alessandro E.      Director                Ilander Ltd. - President                  Employee of Illander Ltd.
Fussina                                    Julius Baer Securities Inc. - Director
                                           Bank Julius Baer & Co. Ltd. (New York)
                                           - Chairman of Advisory Board
--------------------------------------------------------------------------------------------------------------
Leo T. Schrutt     Chairman                Julius Baer Holding Ltd. - Member of      Employee of JBIM
                                           Group Executive Board
                                           Julius Baer Asset Management - President
--------------------------------------------------------------------------------------------------------------
Edward A. Clapp    FVP Head of             FVP - Director of Compliance for Julius   Employee of Bank Julius
                   Compliance              Baer Securities Inc. and Bank Julius      Baer & Co. Ltd. (New
                                           Baer & Co. Ltd. (New York)                York)
--------------------------------------------------------------------------------------------------------------
Francoise M.       SVP - Corporate         SVP - General Counsel for Julius Baer     Employee of Bank Julius
Birnholz           Secretary and           Securities Inc. and Bank Julius Baer &    Baer & Co. Ltd. (New
                   General Counsel         Co. Ltd. (New York)                       York)
--------------------------------------------------------------------------------------------------------------
Hendricus F.       VP and Compliance       VP and Compliance Officer for Julius      Employee of Bank Julius
Bocxe              Officer                 Baer Securities Inc. and Bank Julius      Baer & Co. Ltd. (New
                                           Baer & Co. Ltd. (New York)                York)
--------------------------------------------------------------------------------------------------------------

* Julius Baer Securities Inc. and Bank Julius Baer & Co. Ltd (New York) are located at 330 Madison Avenue, New York, N.Y. 10017.

**       Illander Ltd. is located at 350 Park Avenue, New York, N.Y. 10022.

*** Julius Baer Holding Ltd is located at Bahnofstrasse 36, Zurich Switzerland and Julius Baer Asset Management is located at Brandschenkestrasse 40, Zurich, Switzerland.

(ix)     Parametric Portfolio Associates

         PPA is a registered investment adviser providing investment management services to the Registrant. The directors and officers of PPA are set forth below.

---------------------------------------------------------------------------------------------------------
     NAME                  POSITION WITH SUB-ADVISER                     OTHER AFFILIATIONS
---------------------------------------------------------------------------------------------------------
Andrew Abramsky             Chief Operation Officer              None
---------------------------------------------------------------------------------------------------------
William E. Cornelius        Chairman of the Board                Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.
---------------------------------------------------------------------------------------------------------
Brian Langstraat            Chief Executive Officer              Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.
---------------------------------------------------------------------------------------------------------
David M. Stein              Chief Investment Officer             Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.
---------------------------------------------------------------------------------------------------------

(x)      Armstrong Shaw Associates, Inc.

         The only employment of a substantial nature of each of ASA's directors and officers is with ASA.

(xi)     Montag & Caldwell, Inc.

         M&C is a registered investment adviser providing investment management services to the Registrant. M&C is a member of the ABN AMRO group of companies. The directors and officers of Montag & Caldwell are set forth below. To the knowledge of the Registrant, unless so noted, none of these individuals is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

--------------------------------------------------------------------------------------------------------
        NAME                          POSITITON WITH SUB-ADVISER                      OTHER AFFILIATIONS
--------------------------------------------------------------------------------------------------------
Sandra M. Barker              Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Janet B. Bunch                Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Debra Bunde Reams             Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Ronald E. Canakaris           President, Chief Executive Officer, Chief Investment            None
                              Officer and Director
--------------------------------------------------------------------------------------------------------
Elizabeth C. Chester          Senior Vice President and Secretary                             None
--------------------------------------------------------------------------------------------------------
Tom Cross Brown               Director                                                        None
--------------------------------------------------------------------------------------------------------
Jane R. Davenport             Vice President                                                  None
--------------------------------------------------------------------------------------------------------
James L. Deming               Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Helen M. Donahue              Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Marcia C. Dubs                Assistant Vice President                                        None
--------------------------------------------------------------------------------------------------------
Katherine E. Ryan             Assistant Vice President                                        None
--------------------------------------------------------------------------------------------------------
Brion D. Friedman             Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Charles Jefferson Hagood      Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Richard W. Haining            Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Mark C. Hayes                 Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Lana M. Jordan                Vice President and Director of Marketing                        None
--------------------------------------------------------------------------------------------------------
Andrew W. Jung                Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Rebecca M. Keister            Vice President                                                  None
--------------------------------------------------------------------------------------------------------
William E. Long III           Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Charles E. Markwalter         Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Grover C. Maxwell III         Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Michael A. Nadal              Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Solon P. Patterson            Chairman of the Board                                           None
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Carla T. Phillips             Assistant Vice President                                        None
--------------------------------------------------------------------------------------------------------
Brian W. Stahl                Vice President and Treasurer                                    None
--------------------------------------------------------------------------------------------------------
M. Scott Thompson             Vice President                                                  None
--------------------------------------------------------------------------------------------------------
Debbie J. Thomas              Assistant Vice President                                        None
--------------------------------------------------------------------------------------------------------
David L. Watson               Vice President                                                  None
--------------------------------------------------------------------------------------------------------
William A. Vogel              Senior Vice President                                           None
--------------------------------------------------------------------------------------------------------
Homer W. Whitman, Jr.         Senior Vice President                                           None
--------------------------------------------------------------------------------------------------------
John S. Whitney, III          Vice President                                                  None
--------------------------------------------------------------------------------------------------------

(xii)    Bennett Lawrence Management, LLC

         The only employment of a substantial nature of each of BLM's directors and officers is with BLM.

(xiii)   Eubel Brady and Suttman Asset Management, , Inc.

         The only employment of a substantial nature of each of EBS's directors and officers is with EBS.

(xiv)    Equity Investment Corporation

         The only employment of a substantial nature of each of EIC's directors and officers is with EIC.

(xv)     Batterymarch Financial Management, Inc.

         Batterymarch Financial Management, Inc. ("Batterymarch") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of Batterymarch have been engaged as director, officer, employee, partner, or trustee.

-------------------------------------------------------------------------------------------------------
    NAME            POSITITON WITH SUB-ADVISER                           OTHER AFFILIATIONS
-------------------------------------------------------------------------------------------------------
Deepak Chowdhury         Director                        Vice President, Legg Mason Fund Adviser,  Inc.
                                                         ("LMFA")  Manager, Brandywine Asset Management,
                                                         Inc. ("Brandywine")
-------------------------------------------------------------------------------------------------------
William L. Elcock        CEO and Director                None
-------------------------------------------------------------------------------------------------------
Timothy C. Scheve        Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.;  Senior Executive Vice President and
                                                         Director, Legg Mason Wood Walker, Incorporated
                                                         ("LMWW"); President and Director, LMTower;
                                                         Manager, Brandywine; Director, Gray, Seifert &
                                                         Co., Inc. ("Gray Seifert"); Director, Berkshire
                                                         Asset Management, Inc. ("Berkshire"); Director,
                                                         Bartlett & Co.  ("Bartlett"); Director, Legg
                                                         Mason Capital Management, Inc. ("LMCM");
                                                         Director, LMFA; Director, Legg Mason Funds
                                                         Management, Inc. ("LMFM"); Director, LMTrust;
                                                         Director,  Western Asset Management Company
                                                         ("WAM"); Director, Western Asset Management
                                                         Company Limited ("WAMCL")
-------------------------------------------------------------------------------------------------------
Edward A. Taber III      Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.; Director, LM Holdings Limited; Director,
                                                         Legg Mason Holdings Limited;  Director, LMCM;
                                                         Director, LMFA; Director, LMFM; Director, WAM;
                                                         Director, WAMCL; Director, LMREI
-------------------------------------------------------------------------------------------------------
Tania Zouikin            Chairman and Director
-------------------------------------------------------------------------------------------------------

(xvi)    Systematic Financial Management L.P.

         The only employment of a substantial nature of each of SFM's directors and officers is with SFM.

ITEM 27. PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 28. LOCATIONS OF ACCOUNTS AND RECORDS

All accounts and records are maintained by the Registrant, or on its behalf by the Registrant's sub-administrator, transfer agent, dividend paying agent and sub-accounting services agent, PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809.

ITEM 29. MANAGEMENT SERVICES.

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.

None.

                                    SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wilmington, State of Delaware on the 30th day of June, 2003.

                                              WT INVESTMENT TRUST I

                                              By: /s/ Robert J. Christian
                                                  -----------------------
                                                  Robert J. Christian, President

                                  EXHIBIT INDEX

EXHIBIT NUMBER        DESCRIPTION

23(d)(i)(b)           Amended Schedules A and B to Advisory Agreement with RSMC.

23(d)(iv)             Sub-Advisory Agreement among the Registrant, on behalf of
                      the International Multi-Manager Series, RSMC and Goldman
                      Sachs Asset Management, L.P.

23(d)(ix)             Form of Sub-Advisory Agreement with respect to the
                      Large Cap, Quantitative Series, Mid Cap Quantitative
                      Series and Small Cap Quantative Series, Large Cap
                      Multi-Manager Series, Mid Cap Multi-Manager Series and Small Cap Multi-Manager Series.

23(p)(ix)             Code of Ethics of Goldman Sachs Asset Management, L.P

23(p)(x)              Code of Ethics of Parametric Portfolio Associates, Inc.

23(p)(xi)             Code of Ethics of Armstrong Shaw Associates, Inc.

23(p)(xii)            Code of Ethics of Montag & Caldwell, Inc.

23(p)(xiii)           Code of Ethics of Bennett Lawrence Management, LLC.

23(p)(xiv)            Code of Ethics of Eubel Brady and Suttman, Inc.

23(p)(xv)             Code of Ethics of Equity Investment Corporation

23(p)(xvi)            Code of Ethics of Batterymarch Financial Management, Inc.

23(p)(xvii)           Code of Ethics of Systematic Financial Management, Inc.